Exhibit 99.1

MALLINCKRODT COMPLETES SALE OF ITS

CONTRAST MEDIA AND DELIVERY SYSTEMS IMAGING BUSINESS

TO GUERBET FOR $270 MILLION

— Transaction supports Mallinckrodt’s patient-centered focus on higher-growth,

higher-value specialty brands and specialty generics pharmaceutical portfolio —

CHESTERFIELD, UNITED KINGDOM – NOV. 27, 2015 – Mallinckrodt plc (NYSE: MNK), a leading specialty biopharmaceutical company, announced today that it has closed the sale of its global contrast media and delivery systems (CMDS) business to Guerbet (GBT- NYSE Euronext) in a transaction valued at approximately $270 million. The company’s CMDS operations encompassed four manufacturing facilities and a total of approximately 1,000 employees spread across the globe, including nearly 75 in the St. Louis area. This entire workforce and the manufacturing facilities have been transferred to Guerbet.

Mallinckrodt’s action to divest its CMDS business follows through on the company’s stated objective to become a high-growth specialty pharmaceutical business, transforming its portfolio by adding durable, innovative, branded assets with significant volume growth potential.

“The diversiture of our CMDS business is an important step toward realigning our portfolio to one that contributes higher growth for shareholders and focuses our investments on medicines that provide higher value for patients and providers for the long run. With our strategic goals and priorities focused in the specialty biopharmaceutical space, we believe Guerbet is the best long-term owner for our CMDS portfolio,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “Our CMDS business is an excellent strategic fit for the Guerbet organization and we believe the enlarged global reach and scale of the combined business will enable Guerbet to substantially increase its ability to meet the needs of patients around the world. With this transaction, we are pleased to welcome Guerbet to the St. Louis area.”

Mallinckrodt’s former CMDS business manufactures and markets a comprehensive array of diagnostic imaging products engineered to work across the radiology suite – computed tomography, magnetic resonance imaging, X-ray and cardiac catheterization – as well as the company’s urological imaging system and related components.

Yves L’Epine, Chief Executive Officer of Guerbet, said, ““This acquisition transforms Guerbet and accelerates our future. We are very pleased to welcome these new colleagues to Guerbet and expand our U.S. operations. We expect to successfully and rapidly complete this integration, giving birth to a new global leader in medical imaging.”

About Mallinckrodt plc

Mallinckrodt is a global specialty biopharmaceutical and imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and central nervous system drugs. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Nuclear Imaging segment includes nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from its recently completed acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price changes; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS FOR MALLINCKRODT:

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

Media

Rhonda Sciarra

Senior Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

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